Exhibit 99.2

Investor Contact: Hayden Communications, Inc. Jeff Stanlis, VP of Communications (602) 476-1821 jeff@haydenir.com

Industry Veteran Patrick Maguire Joins
NewCardio Board of Directors

SAN JOSE, CALIF. (March 20, 2008) – Business Wire – NewCardio, Inc., (OTC BB: NWCI) a cardiac diagnostic and services company, announced today that Patrick Maguire, MD, PhD, a proven leader and a seasoned executive with experience in a variety of leadership roles with companies involved in medical devices and  pharmaceuticals has been elected to NewCardio’s Board of Directors, effective immediately.

Dr. Maguire brings a wide range of industry, medical and corporate experience at the executive level, including the proven ability to develop and implement corporate strategies, execute clinical development-strategies as well as licensing negotiation. Dr. Maguire has served as the Chief Executive Officer and President of CyberHeart Inc. since 2006. He joined CyberHeart following the acquisition of the oncology assets of Targent Incorporated, where Dr. Maguire served as President, CEO, and Director since 2002.  Dr. Maguire oversaw the in-licensing of three compounds and the out-licensing of another, prior to the acquisition of the company. Prior to joining Targent, Dr. Maguire was Vice President of Medical Affairs and Technology Development at VitaGen Incorporated, where he oversaw the preparation of IND’s, NDA’s, and IDE’s and managed VitaGen’s clinical trials in acute and chronic liver failure as well as medical and industry collaborations. He is a cardiovascular and thoracic surgeon and has acted as a principal investigator for medical devices and associated clinical trials. Dr. Maguire is a fellow of the American and Royal College of Surgeons and a member of more than 20 medical, academic and business societies.  Dr. Maguire received an AB degree from Wesleyan University, an MD and PhD (Physiology and Biophysics) degrees from Georgetown University and an MBA degree from Pepperdine University. He completed surgical and cardiovascular fellowships at The Peter Bent Brigham Hospital, Harvard University, and Stanford University.

Branislav Vajdic, Ph.D., chief executive officer of NewCardio, Inc., commented, “Dr. Maguire’s skills and experience  represent a great fit for the  director of NewCardio as we develop and execute our growth strategy. Dr. Maguire brings a proven clinical background and an impressive list of achievements in the corporate sector. His counsel will prove invaluable as we advance our platform 3D ECG technology. I look forward to benefiting from his experience in the months and years ahead and I welcome Patrick to NewCardio.”

Dr. Maguire added, “Adding modern technology to the proven ECG tool is an exciting opportunity, and one that holds both scientific and business promise. I am excited to join the NewCardio team, and I look forward to working with NewCardio’s senior management to advance this novel technology.”

About NewCardio, Inc.

NewCardio is a development-stage cardiac diagnostic and services company focused on the development of a proprietary platform technology to provide dramatically higher accuracy to, and thus significantly increase the value of, the standard 12-lead electrocardiogram (ECG). NewCardio’s development-stage software and hardware products and services are intended to improve the diagnosis and monitoring of cardiovascular disease (CVD), as well as cardiac safety assessment of drugs under development. The company’s three-dimensional ECG platform is designed to reduce the time and expense involved in assessing cardiac status while increasing the ability to diagnose clinically significant conditions which were previously difficult to detect. NewCardio intends to initially compete in two large segments of the CVD diagnostic market: cardiac safety in drug development and diagnostics. For more information, visit www.newcardio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the development of the company’s proprietary technology platform and its products, the timing of such development and the timing and results of clinical trials and regulatory review. All statements in this press release other than those that are purely historical are forward-looking statements. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties.

There are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors, include, without limitation, the following: the company’s ability to develop its technology platform and its products; the company’s ability to protect its intellectual property; the risk that the company will not be able to develop the technology platform and products in the current projected timeframe; the risk that the products will not achieve performance standards in clinical trials; the risk that the clinical trial process will take longer than projected; the risk that the products will not receive regulatory approval; the risk that the regulatory review process will take longer than projected; the company’s ability to commercialize its products; any of which could impact sales, costs and expenses and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company’s most recent filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its current report on Form 8-K/A filed with the SEC on January 22, 2008.

These forward-looking statements are based on information as of March 20, 2008, and the company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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